UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported):  May 4, 2007

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES,
WMALT SERIES 2006-4
Issuing Entity

WAMU ASSET ACCEPTANCE CORP.
Depositor
 (Exact name of registrant as specified in its charter)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Sponsor

333-130795-12

(Commission File Number)

Delaware	20-2258610
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE, WMC 3501A
SEATTLE, WASHINGTON 98101
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 500-4418

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 6  ASSET-BACKED SECURITIES

Item 6.01.  ABS Informational and Computational Material.

ABS informational and computational material for the depositor and/or sponsor consisting of certain loan information is provided on the following exhibit attached to this Form 8-K:

Exhibit 99.1 reflects substitutions of mortgage loans made as of March 30, 2007 as provided for by the pooling and servicing agreement dated as of April 1, 2006 (the “Pooling and Servicing Agreement”). The substitutions results from a review of mortgage loans sold by Washington Mutual Mortgage Securities Corp. (“Seller”) to WaMu Asset Securities Corp. (“Depositor”) pursuant to that certain mortgage loan purchase and sale agreement (the "MLPA") dated as of December 28, 2005 between Seller and Depositor and subsequently securitized by Depositor pursuant to the Pooling and Servicing Agreement. The substitutions are being made due to breaches of representations or warranties made by the Seller to the Depositor under the MLPA in connection with the sale of the mortgage loans. These substitutions will be reflected on the related April 2007 distribution report.

Exhibit Number	Description
99.1	Table of certain information regarding loans substituted as of March 30, 2007 from Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-4 issued from Registrant's shelf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAMU ASSET ACCEPTANCE CORP.
Date: May 4, 2007	By:	/s/ David H. Zielke David H. Zielke First Vice President (Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Table of certain information regarding loans substituted as of Marchl 30, 2007 from Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-4 issued from Registrant's shelf